UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 30, 2009
Date of Report (Date of earliest event reported)

PEERLESS SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	0-21287 (Commission File Number)	95-3732595 (IRS Employer Identification Number)

2381 Rosecrans Avenue
El Segundo, CA 90245
(Address of principal executive offices) (Zip Code)
(310) 536-0908
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement

On January 30, 2009, Peerless Systems Corporation  (the “Company”) and Continental 2361/2381 LLC, a California limited liability company (“Continental”) entered into a Termination of Lease Agreement (the “Termination of Lease Agreement”) pursuant to which the Company and Continental agreed to terminate that certain Lease Agreement dated August 1, 2006 (the “Rosecrans Lease”). Under the Rosecrans Lease, Continental leased to the Company those certain premises commonly known as 2381 Rosecrans Avenue, Suites 330 and 400, El Segundo, California (the “Rosecrans Premises”).  The Rosecrans Lease had more than 7 years remaining on its term with a potential cost to the Company in excess of $10,000,000.  As consideration of Continental’s acceptance of the early termination of the Rosecrans Lease, among other things, the Company has agreed to pay Continental a termination fee of $2,399,999 and to forfeit its security deposit in the amount of $110,000.

 In addition, pursuant to the Termination of Lease Agreement, the Company assigned and transferred to Continental all of the Company’s right, title and interest in that certain Standard Sublease dated April 30, 2008 (the “Sublease”), by and between the Company and Kyocera Technology Development, Inc., a California corporation (“Kyocera”), under which the Company subleased a portion of the Rosecrans Premises to Kyocera.  Following January 31, 2009, Continental has agreed to perform and fulfill all the terms, conditions and obligations required to be performed and fulfilled by the Company as sublessor under the Sublease. The Company is permitted to occupy the Rosecrans Premises, free of charge, through February 28, 2009. The Company has not yet determined the address of its principal executive offices following February 28, 2009.

Also on January 30, 2009, the Company and Teachers Insurance and Annuity Association of America, a New York corporation, for the benefit of its Separate Real Estate Account (“Teachers”) entered into a Lease Termination Agreement (the “Lease Termination Agreement”), pursuant to which the Company and Teachers agreed to terminate that certain lease dated March 15, 2000, as amended by that certain Amendment to Lease dated October 1, 2004 (collectively, the “Creekside Lease”). Under the Creekside Lease, Teachers leased to the Company those certain premises on the fourth floor of the building commonly known as the Creekside One Building at 20415 – 72nd Avenue South, Kent, Washington.  As consideration of Teachers’ acceptance of the early termination of the Creekside Lease, among other things, the Company has agreed to pay Teachers a termination payment of $295,885.41, subject to Teachers reimbursing $5,000 of the Company’s security deposit if certain conditions are met.

The Termination of Lease Agreement and Lease Termination Agreement are both effective as of January 31, 2009, and contain certain other customary release provisions, representations, warranties, and covenants. The above descriptions do not purport to be complete and are qualified in their entirety by reference to the full texts of the Termination of Lease Agreement and Lease Termination Agreement which are attached as Exhibits 10.1 and 10.2, respectively, to this report and are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

     (d) Exhibits.

Exhibit
Number	Description

10.1	Termination of Lease Agreement
10.2	Lease Termination Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEERLESS SYSTEMS CORPORATION

Date: February 3, 2009	By:	/s/ William Neil
		Name:	William Neil
		Title:	Acting Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Termination of Lease Agreement
10.2	Lease Termination Agreement